                                                                     EXHIBIT 4.1





                        FLEET CREDIT CARD MASTER TRUST II


                         RECEIVABLES PURCHASE AGREEMENT


                                     between


                      FLEET BANK (RI), NATIONAL ASSOCIATION


                                       and


                         FLEET CREDIT CARD FUNDING, LLC



                           Dated as of January 1, 2002
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                                TABLE OF CONTENTS

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ARTICLE I      DEFINITIONS AND INTERPRETATIONS............................    1

      Section 1.01.  Definitions..........................................    1

      Section 1.02.  Other Definitional Provisions........................    9

      Section 1.03.  Interpretation.......................................    9

ARTICLE II     PURCHASE AND CONVEYANCE OF RECEIVABLES.....................   10

      Section 2.01.  Purchase.............................................   10

      Section 2.02.  Addition of Accounts.................................   11

      Section 2.03.  Removal and Deletion of Accounts.....................   13

      Section 2.04.  Allocated Interchange................................   13

ARTICLE III    CONSIDERATION AND PAYMENT..................................   14

      Section 3.01.  Purchase Price.......................................   14

      Section 3.02.  Adjustments to Purchase Price........................   14

ARTICLE IV     REPRESENTATIONS AND WARRANTIES.............................   15

      Section 4.01.  Representations and Warranties of Fleet (RI) Relating
                     to Fleet (RI)........................................   15

      Section 4.02.  Representations and Warranties of Fleet (RI) Relating
                     to the Agreement and the Receivables.................   16

      Section 4.03.  Representations and Warranties of FCCF...............   18

ARTICLE V      COVENANTS..................................................   20

      Section 5.01.  Covenants of Fleet (RI)..............................   20

      Section 5.02.  Account Allocations..................................   21

ARTICLE VI     REPURCHASE OBLIGATION......................................   22

      Section 6.01.  Reassignment of Ineligible Receivables...............   22

      Section 6.02.  Reassignment of Other Receivables....................   22

ARTICLE VII    CONDITIONS PRECEDENT.......................................   24

      Section 7.01.  Conditions to FCCF's Purchase Obligations............   24

      Section 7.02.  Conditions Precedent to Fleet (RI)'s Obligations.....   24

ARTICLE VIII   TERM AND PURCHASE TERMINATION..............................   25

      Section 8.01.  Term.................................................   25

      Section 8.02.  Purchase Termination.................................   25
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                                TABLE OF CONTENTS

                                    CONTINUED
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ARTICLE IX     MISCELLANEOUS PROVISIONS...................................   26

      Section 9.01.  Amendment............................................   26

      Section 9.02.  Governing Law........................................   26

      Section 9.03.  Notices..............................................   26

      Section 9.04.  Severability of Provisions...........................   26

      Section 9.05.  Assignment; Merger or Consolidation of, or Assumption
                     of the Obligations of Fleet (RI).....................   27

      Section 9.06.  Acknowledgement and Agreement of Fleet (RI)..........   27

      Section 9.07.  Further Assurances...................................   28

      Section 9.08.  No Waiver; Cumulative Remedies.......................   28

      Section 9.09.  Counterparts.........................................   28

      Section 9.10.  Binding; Third-Party Beneficiaries...................   28

      Section 9.11.  Merger and Integration...............................   28

      Section 9.12.  Headings.............................................   28

      Section 9.13.  Schedules and Exhibits...............................   28

      Section 9.14.  Survival of Representations and Warranties...........   28

      Section 9.15.  Nonpetition Covenant.................................   29

EXHIBIT A.................................................................   31

FORM OF SUPPLEMENTAL CONVEYANCE...........................................   31

EXHIBIT B.................................................................    1

Opinion of Counsel On Designation of Additional Accounts..................    1

Schedule 1................................................................    1

LIST OF ACCOUNTS..........................................................    1
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                                       ii

            RECEIVABLES PURCHASE AGREEMENT, dated as of January 1, 2002 by and between Fleet Bank (RI), National Association, a national banking association (together with its permitted successors and assigns, "FLEET (RI)"), and FLEET CREDIT CARD FUNDING, LLC, a Delaware limited liability company (together with its permitted successors and assigns, "FCCF").

                              W I T N E S S E T H:

            WHEREAS, FCCF desires to purchase, from time to time, Receivables (hereinafter defined) existing or arising in designated credit card accounts owned by Fleet (RI);

            WHEREAS, Fleet (RI) desires to sell and assign, from time to time, certain Receivables to FCCF upon the terms and conditions hereinafter set forth;

            WHEREAS, it is contemplated that the Receivables purchased hereunder will be transferred by FCCF to the Trustee under the terms of the Pooling and Servicing Agreement, and the Trust created under the Pooling and Servicing Agreement will issue certificates representing ownership interests in the Receivables (each term as hereinafter defined); and

            WHEREAS, Fleet (RI) agrees that all representations, warranties, covenants and agreements made by Fleet (RI) herein with respect to Fleet (RI), with respect to the Accounts and with respect to the Receivables shall also be for the benefit of the Trust, the Trustee and the Certificateholders.

            NOW, THEREFORE, it is hereby agreed by and between Fleet (RI) and FCCF as follows:

                                    ARTICLE I
                         DEFINITIONS AND INTERPRETATIONS

            Section 1.01. Definitions. The following words and phrases shall have the following meanings when used in this Agreement:

            "Account" shall mean (a) each MasterCard(1) and VISA(1) account established pursuant to a Cardholder Agreement between Fleet (RI) and any Person and identified by account number and by the Receivable balance in the Account Schedule delivered to FCCF in connection with the Initial Purchase Date and (b) each Additional Account. "Account" shall also mean each account into which an Account is transferred (a "Transferred Account"); provided that (i) such transfer is made in accordance with the Credit Card Guidelines and (ii) such Transferred Account can be traced or identified, by reference to or by way of an Account Schedule delivered to FCCF, as an account into which an Account has been transferred. The term "Account" shall refer to an Additional Account only from and after the Addition Date with respect thereto. The term "Account" shall not include any Deleted Account or any Account all


----------
(1) MasterCard and VISA are registered trademarks of MasterCard International Incorporated and of VISA USA, Inc., respectively.

the Receivables in which are reassigned to Fleet (RI) in accordance with the terms of this Agreement.

            "Account Schedule" shall mean a computer file or microfiche list containing a true and complete list of all Accounts specifying for each such Account, as of the Initial Purchase Date, in the case of the Existing Accounts, and the applicable Addition Cut-Off Date, in the case of Additional Accounts,
(A) its account number, (B) the aggregate amount outstanding in such Account and
(C) the aggregate amount of Principal Receivables in such Account. Such list as supplemented from time to time shall be marked as Schedule 1 to this Agreement, shall be delivered by Fleet (RI) to FCCF, and is hereby incorporated into and made a part of this Agreement. Fleet (RI) shall delete from Schedule 1 any Account that, pursuant to the terms of this Agreement, is no longer an Account.

            "Additional Account" shall mean each consumer revolving credit card account or other revolving credit account established pursuant to a Cardholder Agreement, which account is designated pursuant to subsection 2.02(a) of this Agreement to be included as an Account and is identified on an Account Schedule delivered pursuant to subsection 2.02(b)(v).

            "Addition Cut-Off Date" shall mean, with respect to any Additional Accounts, the date specified in the related Supplemental Conveyance.

            "Addition Date" shall mean with respect to Additional Accounts, the date on which the Receivables in such Additional Accounts are first conveyed to FCCF pursuant to subsection 2.01(a).

            "Adverse Effect" shall mean, with respect to any action, that such action will (a) result in the occurrence of a Pay Out Event under the Pooling and Servicing Agreement or (b) materially adversely affect FCCF's right, title and interest in the Receivables, the characteristics of the Receivables, the amount or timing of the Collections or the ability of FCCF to collect Receivables or to perform its obligations under this Agreement and the Pooling and Servicing Agreement.

            "Affiliate" shall mean with respect to any specified Person any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" shall mean the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

            "Allocated Interchange" for each calendar month means the amount of Interchange determined as provided in Section 2.04.

            "Applicable Trust Cut-Off Date" shall mean, with respect to accounts which were designated to the Trust under the terms of the Pooling and Servicing Agreement prior to the Initial Purchase Date, means (i) October 31, 1993 with respect to each Initial Account and (ii) with respect to each account added to the Trust after December 9, 1993 and before the Initial Purchase Date, the cut-off date for such account under the terms of the Pooling and Servicing Agreement.

            "Business Day" shall mean any day other than (a) a Saturday or Sunday or (b) any other day on which banks in New York, New York, Philadelphia, Pennsylvania, or Claymont, Delaware or any other State in which the principal executive offices of Fleet (RI) or FCCF are located, are authorized or obligated by law, executive order or governmental decree to be closed.

            "Cardholder Agreement" shall mean with respect to an Account, the agreements between Fleet (RI) and the related Obligor, governing the terms and conditions of such Account, as such agreements may be amended, modified or otherwise changed from time to time.

            "Cash Advance Fees" shall have the meaning specified in the Cardholder Agreement applicable to each Account for cash advance fees or similar terms.

            "Certificateholders" shall mean the holders of certificated or uncertificated interests in the Trust.

            "Collections" shall mean all payments received in respect of the Receivables, in the form of cash, checks, wire transfers, electronic transfers, ATM transfers or other form of payment and shall include Allocated Interchange and shall include Recoveries with respect to the Receivables.

            "Contractually Delinquent" with respect to an Account, shall mean an Account as to which the required minimum payment set forth on the related billing statement has not been received by the due date thereof.

            "Conveyance" shall have the meaning specified in Subsection 2.01(a).

            "Credit Card Guidelines" shall mean the written policies and procedures of Fleet (RI) relating to the operation of its consumer revolving lending business, including, without limitation, the written policies and procedures for determining the creditworthiness of credit card account customers and the extension of credit to credit card account customers, and relating to the maintenance of credit card accounts and collection of receivables with respect thereto, as such policies and procedures may be amended, modified, or otherwise changed from time to time.

            "Debtor Relief Laws" shall mean (a) the United States Bankruptcy Code and (b) all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, readjustment of debt, marshalling of assets, assignment for the benefit of creditors and similar debtor relief laws from time to time in effect in any jurisdiction affecting the rights of creditors generally or the rights of creditors of national banks.

            "Defaulted Receivables" shall mean all Receivables which are charged off as uncollectible in accordance with the Credit Card Guidelines and the Servicer's customary and usual servicing procedures for servicing consumer revolving credit card and other revolving credit account receivables comparable to the Receivables. A Receivable shall become a Defaulted Receivable on the day on which such Receivable is recorded as charged off on the Servicer's computer master file of consumer revolving credit card accounts but, in any event, shall be deemed a Defaulted Receivable no later than the day the related Account becomes 186 days Contractually Delinquent unless the Obligor cures such default by making a partial payment which satisfies the criteria for curing delinquencies set forth in the applicable Credit Card Guidelines.

            "Deleted Account" shall mean any Removed Account as to which Fleet
(RI) has received notice from the Servicer that all Receivables owned by FCCF that arise in such Removed Account have either been paid or charged off pursuant to the Pooling and Servicing Agreement.

            "Dollar," "Dollars," "$" or "U.S. $" shall mean United States
Dollars.

            "Eligible Account" shall mean a revolving credit card account owned by Fleet (RI), which (i) if it is an Existing Account had the following characteristics as of the Applicable Trust Cut-Off Date and (ii) if it is an Additional Account has the following characteristics as of the Addition Cut-Off
Date:

            (a) is in existence and maintained by Fleet (RI) or, with respect to Existing Accounts was, as of the Applicable Trust Cut-Off Date, in existence and maintained by Fleet (RI) or a predecessor entity as Seller as of the Applicable Trust Cut-Off Date;

            (b)   is payable in Dollars;

            (c) except as provided in (h) below, has not been identified as an account the credit card or cards with respect to which have been reported to the Seller with respect to the Existing Accounts or to Fleet (RI) with respect to Additional Accounts as having been lost or stolen;

            (d) the Obligor of which has provided, as his or her billing address, an address located in the United States (or its territories or possessions or a military address);

            (e) has an Obligor who has not been identified (i) by the Seller with respect to the Existing Accounts as an employee of such Seller or of any Affiliate of the Seller or (ii) by Fleet (RI) with respect to the Additional Accounts as an employee of Fleet (RI) or of any Affiliate of Fleet (RI);

            (f) except as provided in (h) below, does not have any Receivables which are Defaulted Receivables;

            (g) except as provided in (h) below, does not have any Receivables which have been identified by the Seller with respect to Existing Accounts or by Fleet (RI) with respect to the Additional Accounts or by the relevant Obligor, as having been incurred as a result of fraudulent use of any related credit card; and

            (h) meets the requirements set forth above except for any one or more of provisions (c), (f) or (g) and (i) the balance of all Receivables included in such Account is reflected on the books and records of Fleet
      (RI) (and is treated for purposes of this Agreement) as "zero", and (ii) charging privileges with respect to such Account have been canceled in accordance with the relevant Credit Card Guidelines.

            "Eligible Receivable" shall mean a Receivable:

            (a)   which has arisen under an Eligible Account;

            (b) which was created in compliance with all Requirements of Law applicable to Fleet (RI) and pursuant to a Cardholder Agreement which complies with all Requirements of Law applicable to Fleet (RI);

            (c) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained or given by Fleet (RI) in connection with the creation of such Receivable or the execution, delivery and performance by it of its obligations, if any, under the related Cardholder Agreement have been duly obtained or given and are in full force and effect as of such date of creation of such Receivable;

            (d) as to which, at the time of its transfer to FCCF, FCCF will have good and marketable title thereto, free and clear of all Liens;

            (e) which has been the subject of a valid transfer and assignment from Fleet (RI) to FCCF of all of Fleet (RI)'s right, title and interest therein;

            (f) which at the time of transfer to FCCF is the legal, valid and binding payment obligation of the Obligor thereon, legally enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

            (g) which constitutes an "account" as defined in Article 9 of the UCC;

            (h) which, at the time of its transfer to FCCF, has not been waived or modified except as permitted in accordance with the Credit Card Guidelines and which waiver or modification is reflected in Fleet (RI)'s computer file of revolving credit card accounts;

            (i) which, at the time of its transfer to FCCF, is not subject to any right of rescission, setoff, counterclaim or any other defense of the Obligor (including the defense of usury), other than defenses arising out of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or equity) or as to which the Servicer would be required by Section 3.09 of the Pooling and Servicing Agreement to make an adjustment;

            (j) as to which, at the time of its transfer to FCCF, Fleet (RI) has satisfied all obligations to be fulfilled by Fleet (RI) at the time it is transferred to FCCF; and

            (k) as to which, at the time of its transfer to FCCF, Fleet (RI) has not taken any action which, or failed to take any action the omission of which, would, at the time of its transfer to FCCF, impair the rights of FCCF therein.

            "Existing Account" shall mean an Account which is listed on the Account Schedule delivered to FCCF by Fleet (RI) in connection with the Initial Purchase Date.

            "Finance Charge Receivables" shall mean all amounts billed to the Obligors on any Account in respect of (i) Periodic Finance Charges, (ii) annual membership fees and annual service charges, (iii) Late Fees, (iv) Overlimit Fees and (v) Cash Advance Fees.

            "Governmental Authority" shall mean the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Ineligible Receivables" shall have the meaning specified in subsection 6.01(a) of this Agreement.

            "Initial Account" shall mean each account identified on the list delivered to the Trustee on or prior to December 9, 1993 by the initial Seller under the Pooling and Servicing Agreement.

            "Initial Closing Date" shall mean December 9, 1993.

            "Initial Purchase Date" shall mean January 1, 2002.

            "Insolvency Event" shall have the meaning specified in Section 8.02.

            "Insurance Proceeds" shall mean any amounts recovered by Fleet (RI) or the Servicer pursuant to any credit insurance policies covering any Obligor with respect to Receivables under such Obligor's Account.

            "Interchange" shall mean all interchange fees payable to Fleet (RI), in its capacity as credit card issuer, through VISA or MasterCard in connection with cardholder charges for goods, services and cash advances.

            "Late Fees" shall have the meaning specified in the Cardholder Agreement applicable to each Account for late fees or similar terms.

            "Lien" shall mean any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, participation or equity interest, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, or any financing lease having substantially the same economic effect as any of the foregoing.

            "Obligor" shall mean, with respect to any Account, the Person or Persons obligated to make payments with respect to such Account, including any guarantor thereof, but excluding any merchant.

            "Officer's Certificate" shall mean, with respect to Fleet (RI), a certificate delivered to FCCF signed by the Chairman of the Board, the President, any Vice President or the Treasurer of Fleet (RI), and, with respect to FCCF a certificate delivered to Fleet (RI) signed by the President, any Vice President or the Treasurer of FCCF.

            "Overlimit Fees" shall have the meaning specified in the Cardholder Agreement applicable to each Account for overlimit fees or similar terms if such fees are provided for with respect to such Account.

            "Pay Out Event" shall have the meaning set forth in the Pooling and Servicing Agreement.

            "Periodic Finance Charges" shall have the meaning specified in the Cardholder Agreement applicable to each Account for finance charges (due to periodic rate) or any similar term.

            "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or any other entity of any nature.

            "Pooling and Servicing Agreement" shall mean the pooling and servicing agreement dated as of December 1, 1993 and amended and restated as of January 1, 2002, among FCCF, as Transferor, Fleet (RI), as Servicer, and Bankers Trust Company, as Trustee and as thereafter further amended and supplemented.

            "Principal Receivables" shall mean all Receivables other than Finance Charge Receivables.

            "Purchase Price" shall have the meaning set forth in subsection 3.01(a).

            "Purchase Price Adjustment" shall have the meaning specified in
Section 3.02.

            "Purchased Assets" shall have the meaning set forth in subsection 2.01(a).

            "Rating Agency" shall mean with respect to any outstanding series or class of certificates issued by the Trust, each statistical rating agency selected by FCCF or prior to the Initial Purchase Date, a Seller to rate the investor certificates of such series or class, as specified in the related Supplement.

            "Rating Agency Condition" shall mean, with respect to any action, that each Rating Agency shall have notified FCCF in writing that such action will not result in a reduction or withdrawal of the rating of any outstanding securities issued under the Pooling and Servicing Agreement with respect to which it is a Rating Agency.

            "Receivable" shall mean any amount owing by the Obligor under an Account from time to time, including amounts owing for Principal Receivables and Finance Charge Receivables.

            "Recoveries" shall mean all amounts, including Insurance Proceeds, received with respect to Receivables which have previously become Defaulted Receivables.

            "Removed Account" shall mean any Account as to which Fleet (RI) has received notice from the Servicer that such Account is a "Removed Account" as defined in the Pooling and Servicing Agreement.

            "Requirements of Law" with respect to any Person shall mean the certificate of incorporation or formation or articles of association and by-laws, limited liability company agreement, or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether Federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System).

            "S&P" shall mean Standard & Poor's Ratings Services or its successors.

            "Seller" shall mean Fleet (RI) as Seller of Receivables under the terms of the Pooling and Servicing Agreement prior to the Initial Purchase Date and each other entity which was designated as a Seller under the Pooling and Servicing Agreement at any time prior to the Initial Purchase Date.

            "Servicer" shall mean the entity acting as Servicer under the Pooling and Servicing Agreement.

            "Supplement" shall mean a supplement to the Pooling and Servicing Agreement executed and delivered in connection with a series of investor certificates issued under the Pooling and Servicing Agreement and all amendments and supplements thereto.

            "Supplemental Conveyance" shall have the meaning set forth in subsection 2.02(b)(vi).

            "Tax Opinion" shall mean, with respect to any action, a written opinion of counsel to the effect that, (a) for Federal income tax purposes, such action will not adversely affect the tax characterization as debt of those securities issued by the Trust that were characterized as debt at the time of their issuance, (b) following such action the Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation and (c) such action will not cause or constitute an event in which gain or loss would be recognized by any holder of a security issued by the Trust.

            "Transfer Restriction Event" shall mean that Fleet (RI) is unable for any reason to transfer Receivables to FCCF in accordance with the provisions of this Agreement, including by reason of the application of the provisions of
Section 8.02 or any order of any Governmental Authority.

            "Trust" shall mean the Fleet Credit Card Master Trust II, as created by the Pooling and Servicing Agreement.

            "Trustee" shall mean the Trustee under the Pooling and Servicing Agreement.

            "UCC" shall mean the Uniform Commercial Code as in effect in the applicable jurisdiction.

            Section 1.02. Other Definitional Provisions.

            The words "HEREOF," "HEREIN," "HEREUNDER" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

            Section 1.03. Interpretation. All references in this Agreement to the transfer or assignment of some or all of the Purchased Assets to the Trustee or the payment of amounts to the Trustee shall mean that such transfer, assignment or payment is made to the Trustee on behalf of the Certificateholders.

                               [END OF ARTICLE I]

                                   ARTICLE II

                     PURCHASE AND CONVEYANCE OF RECEIVABLES

            Section 2.01. Purchase.

            (a) In consideration of the payment of the Purchase Price as provided herein, Fleet (RI) does hereby sell, transfer, assign, set over and otherwise convey to FCCF (collectively, the "CONVEYANCE"), without recourse except as provided herein, all of its right, title and interest, whether now owned or hereafter acquired, in, to and under the Receivables existing at the close of business on the Initial Purchase Date, in the case of Receivables existing and arising in the Existing Accounts, and at the close of business on each Addition Cut-Off Date, in the case of Receivables existing and arising in the Additional Accounts, and in each case thereafter created from time to time in the Existing Accounts and the Additional Accounts, all Allocated Interchange and Recoveries with respect to such Receivables, all moneys due or to become due and all amounts received or receivable with respect thereto, all Collections with respect thereto and all proceeds (including, without limitation, "proceeds" as defined in the UCC) thereof. Such property shall constitute the "PURCHASED ASSETS." The Receivables arising after the Initial Purchase Date in the Existing Accounts and the related Purchased Assets shall be and hereby are sold by Fleet
(RI) and purchased by FCCF on the date such Receivables arise and the Purchase Price shall be paid as provided in subsection 3.01(a) of this Agreement. The Receivables existing in Additional Accounts at the close of business on the related Addition Cut-Off Date and the Receivables arising after the Addition Cut-Off Date and on or before the Addition Date and the related Purchased Assets shall be and hereby are sold by Fleet (RI) and purchased by FCCF on the related Addition Date and the Purchase Price shall be paid as provided in subsection 3.01(a) of this Agreement. The Receivables arising after such Addition Date in such Additional Accounts and the related Purchased Assets shall be and hereby are sold by Fleet (RI) and purchased by FCCF on the date such Receivables arise and the Purchase Price shall be paid as provided in subsection 3.01(a) of this Agreement.

            (b) Fleet (RI) shall record and file, at its own expense, financing statements (and continuation statements and amendments when applicable) with respect to the Purchased Assets meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain the perfection of, the Conveyance of the Purchased Assets to FCCF, and shall deliver a file stamped copy of each such financing statement to FCCF on or prior to the Initial Purchase Date, in the case of Purchased Assets relating to the Existing Accounts, and (if any additional filing is so necessary) the applicable Addition Date, in the case of Purchased Assets relating to Additional Accounts.

            (c) Fleet (RI) shall, at its own expense, (a) on or prior to (x) the execution of this Agreement, in the case of the Existing Accounts or (y) the applicable Addition Date, in the case of Additional Accounts indicate in the appropriate computer files that all Receivables created in connection with the Accounts have been conveyed to FCCF pursuant to this Agreement and FCCF has transferred the Receivables to the Trustee pursuant to the Pooling and Servicing Agreement by including in such computer files the code "02," "11," "12," "13," "14," "15," "16," "17," "20," "22" or "30" through "80" (or any other code specified in a Supplemental Conveyance) in the PORTF_CD field of such computer files, and (b) at the time of execution of this Agreement and on or prior to each Addition Date, as applicable, to deliver to FCCF and the Trustee an Account Schedule containing a true and complete list of all Accounts. Fleet (RI) agrees that it will maintain the Account Schedule as a true and complete list of all Accounts and will supplement or amend the Account Schedule on each Addition Date and periodically, as needed, to remove Deleted Accounts and add Transferred Accounts. Fleet (RI) agrees not to alter the codes or field referenced in clause (a) above in this subsection with respect to any Account during the term of this Agreement unless and until such Account is no longer an Account or unless and until (i) Fleet (RI) shall give written notice of any such alteration to FCCF, such written notice to be as of the date of its receipt by FCCF incorporated into and made part of this Agreement, and (ii) Fleet (RI) has taken such action as is necessary or advisable to cause the interest of FCCF in the Purchased Assets to continue to be perfected and of first priority; except that Fleet (RI) may, without complying with the foregoing provisions, alter the code of any Account from "02," "11," "12," "14," "15," "16," "17," "20," "22," or "30" through "80" to
"13."

            (d) The parties hereto intend that the conveyance of Fleet (RI)'s right, title and interest in and to the Purchased Assets shall constitute an absolute sale, conveying good title free and clear of any liens, claims, encumbrances or rights of others from Fleet (RI) to FCCF. It is the intention of the parties hereto that the arrangements with respect to the Purchased Assets shall for all purposes, including for accounting purposes, constitute a purchase and sale of such Purchased Assets and not a loan. In the event, however, that it were to be determined that the transactions evidenced hereby constitute a loan and not a purchase and sale, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law, and that Fleet (RI) shall be deemed to have granted, and Fleet (RI) does hereby grant, to FCCF a first priority perfected security interest in all of Fleet (RI)'s right, title and interest, whether now owned or hereafter acquired, in, to and under the Purchased Assets to secure the obligations of Fleet (RI) hereunder.

            (e) To the extent that Fleet (RI) retains any interest in the Purchased Assets, Fleet (RI) hereby grants to the Trustee a security interest in all of Fleet (RI)'s right, title and interest, whether now owned or hereafter acquired, in, to and under the Purchased Assets, to secure the performance of all of the obligations of Fleet (RI) hereunder and under the Pooling and Servicing Agreement. With respect to such security interest and such collateral, the Trustee shall have all of the rights that it has under the Pooling and Servicing Agreement. The Trustee shall also have all of the rights of a secured creditor under the UCC.

            Section 2.02. Addition of Accounts.

            (a)(i) If, from time to time, FCCF becomes obligated to designate Additional Accounts pursuant to Subsection 2.08(a) of the Pooling and Servicing Agreement, then FCCF may, at its option, give Fleet (RI) written notice thereof on or before the tenth Business Day prior to the Addition Date therefor, and upon receipt of such notice Fleet (RI) shall on or before the Addition Date, designate sufficient Eligible Accounts to be included as Additional Accounts as requested by FCCF.

            (ii) Additionally, Fleet (RI) may, at its option, designate newly originated or acquired Eligible Accounts or any other Eligible Accounts to be included as Additional Accounts.

            (b) On the Addition Date with respect to any designation of Additional Accounts, such Additional Accounts shall become Accounts and FCCF shall purchase Fleet (RI)'s right, title and interest in, to and under the Receivables in such Additional Accounts (as of the Addition Cut-Off Date) and the related Purchased Assets, subject to the satisfaction of the following conditions on such Addition Date:

            (i) Fleet (RI) has delivered to FCCF copies of UCC financing statements covering such Additional Accounts, if necessary to perfect FCCF's interest in the Receivables arising therein and the related Purchased Assets;

            (ii) as of each of the Addition Cut-Off Date and the Addition Date, no Insolvency Event with respect to Fleet (RI) shall have occurred nor shall the transfer of the Receivables arising in the Additional Accounts and the other related Purchased Assets have been made in contemplation of the occurrence thereof;

            (iii) Fleet (RI) shall have delivered to FCCF an Officer's Certificate, dated the Addition Date, stating that (x) as of the applicable Addition Cut-Off Date, the Additional Accounts are all Eligible Accounts, (y) the conditions set forth in clauses (i) and (ii) above have been satisfied and (z) Fleet (RI) reasonably believes that (A) the sale by Fleet (RI) to FCCF of the Receivables arising in the Additional Accounts will not, based on the facts known to such officer at the time of such addition, then or thereafter cause a Pay Out Event under the Pooling and Servicing Agreement and (B) in the case of Additional Accounts, no selection procedure was utilized by Fleet (RI) which would result in a selection of Additional Accounts (from among the available Eligible Accounts owned by Fleet (RI)) that would be materially adverse to the interests of FCCF as of the Addition Date;


            (iv) Fleet (RI) shall have delivered to FCCF, the Trustee and each Rating Agency an Opinion of Counsel, which counsel shall be outside counsel, dated the Addition Date, which opinion shall be in substantially the form of Exhibit B hereto (except that the opinions described in paragraphs 1 and 2 of such Exhibit B need not be delivered to S&P); provided that, if FCCF agrees to such later date, the Opinion of Counsel described in this subsection 2.02(b)(iv) shall not be required to be delivered on the Addition Date, but shall be delivered to FCCF, the Trustee and each applicable Rating Agency within 30 days after the Addition Date;


            (v)   Fleet (RI) shall have delivered to FCCF the Account Schedule;
      and


            (vi) With respect to such Additional Accounts, Fleet (RI) and FCCF shall have entered into a duly executed written assignment substantially in the form of Exhibit A (the "SUPPLEMENTAL CONVEYANCE").

            Section 2.03. Removal and Deletion of Accounts.

            (a) If an Account becomes a Removed Account, then Fleet (RI) shall stop selling Principal Receivables arising in such Removed Account to FCCF effective on the Business Day (the "STOP DATE") after the date such Account becomes a Removed Account. Notwithstanding the cessation of the sale to FCCF of additional Principal Receivables arising in such Removed Account, Principal Receivables sold to FCCF prior to the Stop Date, Collections in respect of such Principal Receivables, Finance Charge Receivables whenever created that accrue in respect of such Principal Receivables, and Collections in respect of such Finance Charge Receivables, shall continue to be property of FCCF available for transfer by FCCF to the Trustee pursuant to the Pooling and Servicing Agreement. To the extent that it is not clear to Fleet (RI) whether collections relate to a Principal Receivable that was sold to FCCF or to a Principal Receivable that Fleet (RI) did not sell to FCCF, Fleet (RI) shall allocate payments on each such Removed Account with respect to the principal balance of such Removed Account first to the oldest principal balance of such Removed Account.

            (b) On and after the Stop Date for a Removed Account, Fleet (RI) may mark its books and records to indicate that such Account is a Removed Account, but Fleet (RI) shall not (i) alter the codes or fields referenced in clause (a) of subsection 2.01(c) with respect to such Removed Account unless and until such Account becomes a Deleted Account or Fleet (RI) has taken such action as is necessary or advisable to cause the interest of FCCF in the Purchased Assets to continue to be perfected and of first priority, or (ii) delete such Removed Account from SCHEDULE 1 hereto or any Account Schedule.

            (c) Once a Removed Account becomes a Deleted Account, Fleet (RI) shall promptly delete such Deleted Account from SCHEDULE 1 hereto and shall indicate in its computer files that such Deleted Account is no longer an Account.

            Section 2.04. Allocated Interchange. For each calendar month, beginning with January 2002, Fleet (RI) shall calculate the amount of the Allocated Interchange as described in this Section. The Allocated Interchange for each calendar month shall be paid by Fleet (RI) to FCCF in immediately available funds on or before the Business Day immediately preceding the fifteenth day of the next calendar month or if any such fifteenth day is not a Business Day, on or before the Business Day immediately preceding the first Business Day succeeding such fifteenth day. For each calendar month the "Allocated Interchange" shall be an amount equal to the product of (a) the total amount of Interchange paid or payable to Fleet (RI) during that calendar month and (b) a fraction the numerator of which is the aggregate amount of cardholder charges for goods and services in the Accounts with respect to such calendar month and the denominator of which is the aggregate amount of cardholder charges for goods and services in all MasterCard and VISA consumer revolving credit card accounts owned by Fleet (RI) with respect to such calendar month.



                               [END OF ARTICLE II]

                                   ARTICLE III
                            CONSIDERATION AND PAYMENT

            Section 3.01. Purchase Price.

            (a) The "PURCHASE PRICE" (i) for Receivables existing in the Existing Accounts as of the close of business on the Initial Purchase Date and the other Purchased Assets related thereto shall be an amount mutually agreed between Fleet (RI) and FCCF as the fair market value of such Receivables and the related Purchased Assets and (ii) for the Receivables (including Receivables in Additional Accounts) and the related Purchased Assets conveyed to FCCF under this Agreement which come into existence after the Initial Purchase Date shall be an amount equal to 100% of the aggregate balance of the Principal Receivables so conveyed adjusted to reflect such factors as Fleet (RI) and FCCF mutually agree will result in a Purchase Price determined to be the fair market value of such Receivables and the related Purchased Assets. The Purchase Price for Receivables in the Existing Accounts as of the Initial Purchase Date and the related Purchased Assets shall be paid on the date of execution of this Agreement and the Purchase Price for all other Receivables and the related Purchased Assets conveyed to FCCF under this Agreement shall be payable on a date (the "PURCHASE PRICE PAYMENT DATE") mutually agreed by Fleet (RI) and FCCF, but no later than the second Business Day following the calendar month in which such Receivables and the related Purchased Assets are conveyed by Fleet (RI) to FCCF.

            (b)   The Purchase Price shall be paid by FCCF in cash.

            (c)   Notwithstanding any other provision of this Agreement, Fleet
(RI) shall not be obligated to continue to sell Receivables to FCCF to the extent that Fleet (RI) is not paid the Purchase Price therefor as provided herein.

            Section 3.02. Adjustments to Purchase Price. The Purchase Price shall be reduced on each Purchase Price Payment Date (a "PURCHASE PRICE ADJUSTMENT") with respect to any Receivable previously conveyed to FCCF by Fleet
(RI) which Receivable Fleet (RI) or the Servicer adjusts downward because of a rebate, refund, unauthorized charge or billing error to an account holder, or because such Receivable was created in respect of merchandise which was refused or returned by an account holder, or if Fleet (RI) or the Servicer (other than by Servicer error) otherwise adjusts downward the amount of any Receivable without receiving Collections therefor or charging off such amount as uncollectible, or if the Receivables are adjusted by Fleet (RI) or the Servicer because a Receivable or Receivables were discovered as having been created through a fraudulent or counterfeit charge. The amount of such reduction shall equal the reduction in the principal balance of such Receivable resulting from the occurrence of such event. In the event that a reduction pursuant to this
Section 3.02 causes the Purchase Price to be a negative number, Fleet (RI) agrees that, not later than 1:00 p.m., New York City time, on the following Business Day, Fleet (RI) shall pay or cause to be paid to FCCF an amount equal to the amount by which the Purchase Price Adjustment exceeds the unadjusted Purchase Price.

                              [END OF ARTICLE III]

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

            Section 4.01. Representations and Warranties of Fleet (RI) Relating to Fleet (RI).

            (a) Representations and Warranties. Fleet (RI) hereby represents and warrants to, and agrees with, FCCF as of the Initial Purchase Date and each Addition Date, that:

            (i) Organization. Fleet (RI) is a national banking association duly organized and validly existing in good standing under the laws of the jurisdiction of its organization and has full corporate power, authority and legal right to own its properties and conduct its consumer revolving lending business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement and each Supplemental Conveyance.

            (ii) Due Qualification. Fleet (RI) is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements), and has obtained all necessary licenses and approvals with respect to Fleet (RI), in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would render any Cardholder Agreement relating to an Account or any Receivable transferred to FCCF by Fleet (RI) unenforceable by Fleet (RI), FCCF or any transferee or agent thereof or would have a material adverse effect on the interests of FCCF.

            (iii) Due Authorization. The execution, delivery and performance of this Agreement and each Supplemental Conveyance by Fleet (RI) and the consummation by Fleet (RI) of the transactions provided for in this Agreement and any Supplemental Conveyance executed on such Addition Date have been duly authorized by Fleet (RI) by all necessary corporate action on the part of Fleet (RI) and this Agreement and such Supplemental Conveyance will remain, from the time of its execution, an official record of Fleet (RI).

            (iv) No Conflict. The execution and delivery by Fleet (RI) of this Agreement, any Supplemental Conveyance executed on such Addition Date, the performance by Fleet (RI) of the transactions contemplated by this Agreement and such Supplemental Conveyance and the fulfillment by Fleet
      (RI) of the terms hereof and thereof will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which Fleet (RI) is a party or by which it or any of its properties are bound.

            (v) No Violation. The execution and delivery by Fleet (RI) of this Agreement, any Supplemental Conveyance executed on such Addition Date, the performance by Fleet (RI) of the transactions contemplated by this Agreement and such Supplemental Conveyance and the fulfillment by Fleet
      (RI) of the terms hereof and thereof will not conflict with or violate any Requirements of Law applicable to Fleet (RI).

            (vi) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of Fleet (RI), threatened, against Fleet
      (RI), before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement or any Supplemental Conveyance executed on such Addition Date, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or such Supplemental Conveyance, (iii) seeking any determination or ruling that, in the reasonable judgment of Fleet (RI), would materially and adversely affect the performance by Fleet
      (RI) of its obligations under this Agreement or such Supplemental Conveyance or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or such Supplemental Conveyance.



            (vii) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery by Fleet (RI) of this Agreement and any Supplemental Conveyance executed on such Addition Date, the performance by Fleet (RI) of the transactions contemplated by this Agreement and such Supplemental Conveyance and the fulfillment by Fleet (RI) of the terms hereof and thereof, have been obtained.



            (viii) Insolvency. No Insolvency Event with respect to Fleet (RI) has occurred and the transfer of the Purchased Assets to FCCF has not been made in contemplation of the occurrence thereof.



            (ix) FDIC Insurance. Fleet (RI) is an insured institution for purposes of the Federal Deposit Insurance Act.


            (b)   Notice of Breach. The representations and warranties of Fleet
(RI) set forth in this Section 4.01 shall survive the transfer and assignment by Fleet (RI) of the Purchased Assets to FCCF. Upon discovery by Fleet (RI) or FCCF of a breach of any of the representations and warranties by Fleet (RI) set forth in this Section 4.01, the party discovering such breach shall give prompt written notice to the others and to the Trustee. Fleet (RI) agrees to cooperate with FCCF in attempting to cure any such breach.


            Section 4.02. Representations and Warranties of Fleet (RI) Relating to the Agreement and the Receivables.



            (a) Representations and Warranties. Fleet (RI) hereby represents and warrants to FCCF and to the Trust as of the Initial Purchase Date and, with respect to Additional Accounts, as of the related Addition Date that:


            (i) this Agreement and any Supplemental Conveyance executed on such Addition Date constitutes a legal, valid and binding obligation of Fleet (RI) enforceable against Fleet (RI) in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

            (ii) as of the Initial Purchase Date and as of the related Addition Date with respect to Additional Accounts, Schedule 1 to this Agreement, as supplemented on such date, is an accurate and complete listing in all material respects of all the Accounts as of the Initial Purchase Date or such Addition Cut-Off Date, as the case may be, and the information contained therein with respect to the identity of such Accounts and the Receivables existing in such Accounts is true and correct in all material respects as of the Initial Purchase Date or such Addition Cut-Off Date, as the case may be;

            (iii) each Receivable conveyed to FCCF has been conveyed to FCCF free and clear of any Lien and in compliance, in all material respects, with all Requirements of Law applicable to Fleet (RI);

            (iv) all authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by Fleet (RI) in connection with the conveyance of Receivables to FCCF have been duly obtained, effected or given and are in full force and effect;

            (v) this Agreement or, in the case of Additional Accounts, the related Supplemental Conveyance executed on such Addition Date, constitutes a valid sale, transfer and assignment to FCCF of all right, title and interest of Fleet (RI) in the Purchased Assets and such sale is perfected under the UCC.

            (vi) on the Initial Purchase Date, each Existing Account is an Eligible Account and, on the applicable Addition Cut-Off Date, each related Additional Account is an Eligible Account;

            (vii) on the Initial Purchase Date, each Receivable then existing in an Account is an Eligible Receivable and, on the applicable Addition Cut-Off Date, each Receivable then existing in any related Additional Accounts is an Eligible Receivable;

            (viii) as of the date of the creation of any new Receivable in an Account, such Receivable is an Eligible Receivable; and

            (ix) no selection procedure has been utilized by Fleet (RI) which Fleet (RI) reasonably believes would result in a selection of Existing Accounts or Additional Accounts (from among the available Eligible Accounts on the Initial Purchase Date or the applicable Addition Cut-Off Date, as the case may be) that would be materially adverse to the interests of FCCF or its transferees.

            (b) Notice of Breach. The representations and warranties set forth in this Section 4.02 shall survive the sale of the Purchased Assets to FCCF. Upon discovery by either Fleet (RI) or FCCF of a breach of any of the representations and warranties set forth in this Section 4.02, the party discovering such breach shall give written notice to the other party and the Trustee. Fleet (RI) agrees to cooperate with FCCF in attempting to cure any such breach. Fleet (RI) hereby acknowledges that FCCF intends to rely on the representations hereunder in connection with representations made by FCCF to secured parties, assignees or subsequent transferees including but not limited to transfers made by FCCF to the Trustee pursuant to the Pooling and Servicing Agreement, and Fleet (RI) hereby consents to such reliance.

            Section 4.03. Representations and Warranties of FCCF. As of the Initial Purchase Date and each Addition Date, FCCF hereby represents and warrants to, and agrees with, Fleet (RI) that:



            (a) Organization and Good Standing. FCCF is a limited liability company duly formed and validly existing under the laws of the State of Delaware and has, in all material respects, full power and authority to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.


            (b) Due Authorization. The execution and delivery by FCCF of this Agreement and any other document or instrument delivered pursuant hereto, including any Supplemental Conveyance executed on such Addition Date, to which FCCF is a party, and the consummation by FCCF of the transactions provided for in this Agreement and any such Supplemental Conveyance, have been duly authorized by FCCF by all necessary action on the part of FCCF.


            (c) No Conflict. The execution and delivery of this Agreement by FCCF, the performance by FCCF of the transactions contemplated by this Agreement, and the fulfillment by FCCF of the terms of this Agreement applicable to FCCF, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which FCCF is a party or by which it or any of its properties are bound.



            (d) No Violation. The execution, delivery and performance of this Agreement by FCCF and the fulfillment by FCCF of the terms hereof applicable to FCCF will not conflict with or violate any Requirements of Law applicable to FCCF.



            (e) No Proceedings. There are no proceedings or investigations pending, or to the best knowledge of FCCF, threatened, against FCCF, before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of FCCF, would materially and adversely affect the performance by FCCF of its obligations under this Agreement or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement.



            (f) All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by FCCF in connection with the execution and delivery by FCCF of this Agreement and the performance by FCCF of the transactions contemplated by this Agreement have been duly obtained, effected or given and are in full force and effect.

            The representations and warranties set forth in this Section 4.03 shall survive the sale of the Purchased Assets to FCCF. Upon discovery by Fleet
(RI) or FCCF of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give written notice to the other party and the Trustee within three Business Days following such discovery. FCCF agrees to cooperate with Fleet (RI) in attempting to cure any such breach.

                              [END OF ARTICLE IV]

                                    ARTICLE V


                                    COVENANTS



            Section 5.01. Covenants of Fleet (RI). Fleet (RI) hereby covenants and agrees with FCCF as follows:



            (a) Receivables Not To Be Evidenced by Promissory Notes or Chattel Paper. Except in connection with the enforcement or collection of a Receivable, Fleet (RI) will take no action to cause any Receivable sold to FCCF hereunder to be evidenced by any instrument or chattel paper (as defined in the UCC), and if any Receivable is so evidenced as a result of any action by Fleet (RI) it shall be deemed to be an Ineligible Receivable described in subsection 6.01(a) and shall be reassigned to Fleet (RI) in accordance with subsection 6.01(b); provided, however, that Receivables evidenced by notes taken from Obligors in the ordinary course of business of Fleet (RI)'s collection efforts shall not be deemed Ineligible Receivables solely as a result thereof.



            (b) Security Interests. Except for the conveyances hereunder, Fleet (RI) will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien arising through or under Fleet (RI) on any Purchased Assets; Fleet (RI) will immediately notify FCCF and the Trustee of the existence of any Lien arising through or under Fleet
(RI) on any Purchased Assets; and Fleet (RI) shall defend the right, title and interest of FCCF in, to and under the Purchased Assets, whether now existing or hereafter created, against all claims of third parties claiming through or under Fleet (RI).



            (c) Delivery of Collections. In the event that Fleet (RI) receives Collections, Fleet (RI) agrees to pay FCCF (or to the Servicer if FCCF so directs) all such Collections as soon as practicable after receipt thereof but in no event later than two Business Days after the receipt thereof by Fleet
(RI).



            (d) Notice of Liens. Fleet (RI) shall notify FCCF and the Trustee promptly after becoming aware of any Lien arising through or under Fleet (RI) on any Purchased Assets other than the Lien of the conveyances hereunder.



            (e) Periodic Rate Finance Charges and Other Fees. Except as otherwise required by any Requirements of Law or as is deemed by Fleet (RI) in its sole discretion to be necessary in order for it to maintain its lending business on a competitive basis based on a good faith assessment by Fleet (RI) of the nature of its competition in the lending business, it shall not at any time reduce the annual percentage rate of the Periodic Finance Charges assessed on the Receivables transferred by it to FCCF or other fees charged on any of the Accounts owned by it if, as a result of any such reduction, either (i) Fleet
(RI)'s reasonable expectation is that such reduction will cause a Pay Out Event to occur or (ii) such reduction is not also applied to any comparable segments of consumer revolving credit card accounts owned by Fleet (RI) which have characteristics the same as, or substantially similar to, such Accounts.



            (f) Cardholder Agreements and Credit Card Guidelines. Fleet (RI) shall comply with and perform its obligations under the Cardholder Agreements relating to the Accounts and the Credit Card Guidelines and all applicable rules and regulations of MasterCard and VISA or their respective substantial equivalents except insofar as any failure so to comply or perform would not materially and adversely affect the validity, enforceability or right to collect any Receivables and which would not otherwise adversely affect the rights or interests of FCCF.

Subject to compliance with all Requirements of Law, Fleet (RI) may change the terms and provisions of the Cardholder Agreements or the Credit Card Guidelines with respect to any of the Accounts owned by it in any respect (including the calculation of the amount, or the timing, of charge-offs and the Periodic Finance Charges and other fees to be assessed thereon) only if in the reasonable judgment of Fleet (RI) such change is made applicable to any comparable segment of the consumer revolving credit card accounts owned by Fleet (RI) which have characteristics the same as, or substantially similar to, such Accounts.

            (g) MasterCard and VISA. Fleet (RI), to the extent applicable to the Accounts shall use its best efforts to remain, either directly or indirectly, a member in good standing of the MasterCard system, the VISA system and any other similar entity's or organization's system relating to any other type of consumer revolving credit card accounts included as Accounts.

            (h) Documentation of Transfer. Fleet (RI) shall file the documents which would be necessary to perfect and maintain the perfection of the sale of the Purchased Assets to FCCF.

            (i) Jurisdiction or Type of Organization. Fleet (RI) shall not change its name or its jurisdiction or type of organization without previously having delivered to FCCF an opinion of counsel to the effect that all actions have been taken, and all filings have been made, as are necessary to continue and maintain the first-priority perfected ownership interest of FCCF in the Purchased Assets.

            (j) Annual Opinion. On or before May 31 of each year, beginning with May 31, 2002, Fleet (RI) shall deliver to FCCF an opinion of counsel to the effect that (i) no further action with respect to the recording or filing of any financing statements, any continuation statements, or any other documents or filings is then necessary to perfect the ownership interest of FCCF in the Purchased Assets, and (ii) no further action with respect to the recording or filing of any financing statements, any continuation statements, or any other documents or filings will be necessary prior to May 31 of the next calendar year to perfect the ownership interest of FCCF in the Purchased Assets or stating what such filings will be necessary prior to such May 31.

            Section 5.02. Account Allocations. If a Transfer Restriction Event occurs, then, in any such event, Fleet (RI) agrees (except as prohibited by any such order or any Requirement of Law) to allocate and pay to FCCF, after the date of such Transfer Restriction Event, all Collections with respect to Principal Receivables previously sold to FCCF. To the extent that it is not clear to Fleet (RI) whether collections relate to a Principal Receivable that was sold to FCCF or to a Principal Receivable that Fleet (RI) is unable to sell to FCCF, Fleet (RI) agrees that it shall allocate payments on each Account with respect to the principal balance of such Account first to the oldest principal balance of such Account. Notwithstanding any cessation of the sale to FCCF of additional Principal Receivables, Principal Receivables sold to FCCF prior to the occurrence of the event giving rise to such inability, Collections in respect of such Principal Receivables, Finance Charge Receivables whenever created that accrue in respect of such Principal Receivables, and Collections in respect of such Finance Charge Receivables, shall continue to be property of FCCF available for transfer by FCCF to the Trustee pursuant to the Pooling and Servicing Agreement.

                               [END OF ARTICLE V]

                                   ARTICLE VI


                              REPURCHASE OBLIGATION



            Section 6.01. Reassignment of Ineligible Receivables.


            (a) In the event (i) any representation or warranty contained in subsection 4.02(a)(ii), (iii), (iv), (vi), (vii), (viii) or (ix) is not true and correct in any material respect as of the date specified therein with respect to any Receivable or the related Account and as a result of such breach FCCF is required under Subsection 2.05(a) of the Pooling and Servicing to accept reassignment of such Receivables previously sold by Fleet (RI) to FCCF pursuant to this Agreement or (ii) it is so provided in subsection 5.01(a), Fleet (RI) shall accept reassignment of such Receivables on the terms and conditions set forth in Subsection 6.01(b). Receivables which are to be reassigned to Fleet
(RI) under this subsection 6.01(a) are "Ineligible Receivables."


            (b) Fleet (RI) shall accept reassignment of any Receivables described in subsection 6.01(a) from FCCF on the date on which such Receivables are reassigned to FCCF pursuant to subsection 2.05(a) of the Pooling and Servicing Agreement, and shall pay for such reassigned Receivables by paying to FCCF, or if so directed by FCCF, to the Trustee for deposit as directed by FCCF into the accounts created under the Pooling and Servicing Agreement, and such payment shall be made by Fleet (RI), not later than 3:00 p.m., New York City time, on such date, an amount equal to the unpaid balance of such Receivables. Upon reassignment of such Receivables, FCCF shall automatically and without further action sell, transfer, assign, set-over and otherwise convey to Fleet
(RI), without recourse, representation or warranty, all the right, title and interest of FCCF in and to such Receivables, all Recoveries with respect to such Receivables, all Allocated Interchange allocable to such Receivables, all monies due or to become due and all amounts received or receivable with respect thereto, all Collections with respect thereto, and all proceeds (including, without limitation, "proceeds" as defined in the UCC) thereof. Such reassigned Ineligible Receivables shall be treated by FCCF as collected in full as of the date on which they were reassigned. FCCF shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by Fleet (RI) to effect the conveyance of such Ineligible Receivables and other property pursuant to this subsection.


            Section 6.02. Reassignment of Other Receivables.


            (a) In the event any representation or warranty set forth in subsection 4.01(a)(i) or (iii) or in subsection 4.02(a)(i) or (v) is not true and correct in any material respect and as a result of such breach FCCF is required under Subsection 2.06 of the Pooling and Servicing Agreement to accept a reassignment of all of the Receivables previously sold by Fleet (RI) to FCCF pursuant to this Agreement, Fleet (RI) shall accept a reassignment of such Receivables on the terms and conditions set forth in subsection 6.02(b).

            (b) Fleet (RI) shall accept reassignment of any Receivables described in subsection 6.02(a) from FCCF on the date on which such Receivables are reassigned to FCCF, and shall pay for such reassigned Receivables by paying to FCCF, not later than 1:00 p.m., New York City time, on the second Business Day preceding the first Distribution Date following the Monthly Period in which such reassignment obligation arises, an amount equal to the unpaid balance of such Receivables. Upon reassignment of such Receivables, FCCF shall automatically and without further action sell, transfer, assign, set-over and otherwise convey to Fleet (RI), without recourse, representation or warranty, all the right, title and interest of FCCF in and to such Receivables, all Recoveries with respect to such Receivables, all Allocated Interchange allocable to such Receivables, all monies due or to become due and all amounts received or receivable with respect thereto, all Collections with respect thereto, and all proceeds (including, without limitation, "proceeds" as defined in the UCC) thereof. FCCF shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by Fleet
(RI) to effect the conveyance of such Receivables and other property pursuant to this subsection.



                               [END OF ARTICLE VI]

                                   ARTICLE VII


                              CONDITIONS PRECEDENT



            Section 7.01. Conditions to FCCF's Purchase Obligations. The obligations of FCCF to purchase the Receivables in the Existing Accounts on the Initial Purchase Date shall be subject to the satisfaction of the following conditions:


            (a) All representations and warranties of Fleet (RI) contained in this Agreement shall be true and correct on the Initial Purchase Date with the same effect as though such representations and warranties had been made on such date;

            (b) All information concerning the Existing Accounts provided to FCCF shall be true and correct as of the Initial Purchase Date in all material respects;

            (c) Fleet (RI) shall have (i) delivered to FCCF a true and correct Account Schedule with respect to the Existing Accounts, and (ii) performed all other obligations required to be performed by Fleet (RI) on or before the Initial Purchase Date by the provisions of this Agreement;

            (d) Fleet (RI) shall have recorded and filed, at its expense, any financing statement with respect to the Purchased Assets meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary to perfect the sale of the Purchased Assets from Fleet (RI) to FCCF, and shall deliver a file-stamped copy of such financing statements or other evidence of such filings to FCCF;

            (e) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to FCCF, and FCCF shall have received from Fleet (RI) copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as FCCF may reasonably have requested.


            Section 7.02. Conditions Precedent to Fleet (RI)'s Obligations. The obligations of Fleet (RI) to sell the Receivables in the Existing Accounts as of the Initial Purchase Date shall be subject to the satisfaction of the following conditions:


            (a) All representations and warranties of FCCF contained in this Agreement shall be true and correct on the Initial Purchase Date with the same effect as though such representations and warranties had been made on such date;

            (b) Payment or provision for payment of the Purchase Price in accordance with Section 3.01 hereof shall have been made; and

            (c) All company and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to Fleet (RI), and Fleet (RI) shall have received from FCCF copies of all documents (including, without limitation, records of company proceedings) relevant to the transactions herein contemplated as Fleet (RI) may reasonably have requested.

                              [END OF ARTICLE VII]

                                  ARTICLE VIII


                          TERM AND PURCHASE TERMINATION



            Section 8.01. Term. This Agreement shall commence as of the date of execution and delivery hereof and shall continue until the earlier of (i) the termination of the Trust as provided in Article XII of the Pooling and Servicing Agreement and (ii) the date on which FCCF is removed as a Transferor under the Pooling and Servicing Agreement or Fleet (RI) becomes a Transferor under the Pooling and Servicing Agreement and transfers Receivables in the Accounts to the Trustee. Thereafter this Agreement may be terminated by the mutual agreement of the parties hereto.



            Section 8.02. Purchase Termination. If Fleet (RI) shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to Fleet (RI) or of or relating to all or substantially of or relating to all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against Fleet (RI); or Fleet (RI) shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations (each, an "INSOLVENCY EVENT"); then Fleet (RI) shall immediately cease to sell Principal Receivables to FCCF and shall promptly give notice to FCCF and the Trustee of such Insolvency Event. Notwithstanding any cessation of the sale to FCCF of additional Principal Receivables, Principal Receivables sold to FCCF prior to the occurrence of such Insolvency Event, Collections in respect of such Principal Receivables, Finance Charge Receivables whenever created that accrue in respect of such Principal Receivables, and Collections in respect of such Finance Charge Receivables, shall continue to be property of FCCF available for transfer by FCCF to the Trustee pursuant to the Pooling and Servicing Agreement. To the extent that it is not clear to Fleet (RI) whether collections relate to a Principal Receivable that was sold to FCCF or to a Principal Receivable that Fleet (RI) has not sold to FCCF, Fleet (RI) agrees that it shall allocate payments on each Account with respect to the principal balance of such Account first to the oldest principal balance of such Account.


                              [END OF ARTICLE VIII]

                                   ARTICLE IX


                            MISCELLANEOUS PROVISIONS



            Section 9.01. Amendment. This Agreement may not be changed orally, but only by an instrument in writing signed by FCCF and Fleet (RI) in accordance with this Section 9.01. This Agreement may be amended from time to time by FCCF and Fleet (RI) (a) to cure any ambiguity, (b) to correct or supplement any provisions herein which may be inconsistent with any other provisions herein,
(c) to add any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement, (d) to change or modify the Purchase Price, and (e) to change, modify, delete or add any other obligation of Fleet (RI) or FCCF; provided, however, that no amendment pursuant to clause (d) or (e) of this Section 9.01 shall be effective unless the Rating Agency Condition has been satisfied; provided further that FCCF shall have delivered to the Servicer and the Trustee an Officer's Certificate to the effect that FCCF reasonably believes that such action will not have an Adverse Effect. Any reconveyance or reassignment executed in accordance with the provisions hereof shall not be considered to be an amendment to this Agreement. A copy of any amendment to this Agreement shall be sent to each Rating Agency.



            Section 9.02. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS
LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.



            Section 9.03. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, to (a) in the case of Fleet (RI), to Fleet Bank (RI), National Association, 680 Blair Mill Road, Horsham, Pennsylvania 19044, Mail Stop: PA EH 066 01H,
Attention: Director of Securitization Structuring (facsimile: (215) 444-6660) with a copy to General Counsel, Mail Stop: PA EH 066 02L, 680 Blair Mill Road, Horsham, PA 19044, (b) in the case of FCCF, to Fleet Credit Card Funding, LLC, Suite PA EH 066 01L, 680 Blair Mill Road, Horsham, Pennsylvania 19044,
Attention: President with a copy to General Counsel of Fleet Credit Card Funding, LLC, Mail Stop: PA EH 066 02L, 680 Blair Mill Road, Horsham, PA 19044 and (c) in the case of the Trustee, to Bankers Trust Company, Four Albany Street, New York, New York 10006, Attention: Structured Finance Team, or, as to each party, at such other address as shall be designated by such party in a written notice to each other party in accordance with this Section 9.03.



            Section 9.04. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, and terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

            Section 9.05. Assignment; Merger or Consolidation of, or Assumption of the Obligations of Fleet (RI). (a) Notwithstanding anything to the contrary contained herein, other than FCCF's assignment of its right, title, and interest in, to, and under this Agreement to the Trustee as contemplated by the Pooling and Servicing Agreement and Section 9.06 hereof, this Agreement may not be assigned by the parties hereto.


            (b) Fleet (RI) shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person unless:

            (i)(x) the corporation formed by such consolidation or into which Fleet (RI) is merged or the Person which acquires by conveyance or transfer the properties and assets of Fleet (RI) substantially as an entirety shall be, if Fleet (RI) is not the surviving entity, a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and, if Fleet (RI) is not the surviving entity, such corporation shall expressly assume, by an agreement supplemental hereto, executed and delivered to FCCF and the Trustee, in form satisfactory to FCCF and the Trustee, the performance of every covenant and obligation of Fleet (RI) hereunder; and (y) Fleet (RI) has delivered to FCCF and the Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section, that such supplemental agreement is a valid and binding obligation of such surviving entity enforceable against such surviving entity in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity), and that all conditions precedent herein provided for relating to such transaction have been complied with;

            (ii) the Rating Agency Condition shall have been satisfied with respect to such consolidation, merger, conveyance or transfer; and

            (iii) if any securities issued by the Trust are outstanding that were characterized as debt at the time of their issuance, Fleet (RI) shall have delivered to FCCF, the Trustee and each Rating Agency a Tax Opinion, dated the date of such consolidation, merger, conveyance or transfer, with respect thereto.

            (c) The Obligations of Fleet (RI) hereunder shall not be assignable nor shall any Person succeed to the obligations of Fleet (RI) hereunder except in each case in accordance with the provisions of the foregoing paragraph (b).


            Section 9.06. Acknowledgement and Agreement of Fleet (RI). By execution below, Fleet (RI) expressly acknowledges and agrees that all of FCCF's right, title, and interest in, to, and under this Agreement, including, without limitation, all of FCCF's right, title, and interest in and to the Purchased Assets, may be assigned by FCCF to the Trustee, and Fleet (RI) consents to such assignments. Fleet (RI) further agrees that notwithstanding any claim, counterclaim, right of setoff or defense which it may have against FCCF, due to a breach by FCCF of this Agreement or for any other reason, and notwithstanding the bankruptcy of FCCF or any other event whatsoever, Fleet (RI)'s sole remedy shall be a claim against FCCF for money damages, and then only to the extent of funds available to FCCF, and in no event shall Fleet (RI) assert any claim on or any interest in the Purchased Assets or take any action which would reduce or delay receipt by the Trustee of Collections with respect to the Purchased Assets. Additionally, Fleet
(RI) agrees that any amounts payable by Fleet (RI) to FCCF hereunder which are to be paid by FCCF to the Trustee or the Servicer shall be paid by Fleet (RI) directly to the Trustee or the Servicer, as assignee of FCCF.


            Section 9.07. Further Assurances. FCCF and Fleet (RI) agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party or the Trustee more fully to effect the purposes of this Agreement, including, without limitation, the execution or authorization of any financing statements or continuation statements or amendments to financing statements or equivalent documents relating to the Purchased Assets for filing under the provisions of the UCC or other law of any applicable jurisdiction.



            Section 9.08. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of FCCF or Fleet (RI), any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.



            Section 9.09. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.



            Section 9.10. Binding; Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Trust and the Trustee shall be considered third-party beneficiaries of this Agreement.



            Section 9.11. Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.



            Section 9.12. Headings. The headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.



            Section 9.13. Schedules and Exhibits. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

            Section 9.14. Survival of Representations and Warranties. All representations, warranties and agreements contained in this Agreement or contained in any Supplemental

Conveyance shall remain operative and in full force and effect and shall survive conveyance of the Purchased Assets by FCCF to the Trustee pursuant to the Pooling and Servicing Agreement.


            Section 9.15. Nonpetition Covenant. Notwithstanding any prior termination of this Agreement, Fleet (RI) shall not, prior to the date which is one year and one day after the termination of this Agreement, acquiesce, petition or otherwise invoke or cause FCCF or the Trust to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against FCCF or the Trust under any Debtor Relief Law or appointing a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator or other similar official of FCCF or the Trust or any substantial part of its property or ordering the winding-up or liquidation of the affairs of FCCF or the Trust.


                               [END OF ARTICLE IX]

            IN WITNESS WHEREOF, Fleet (RI) and FCCF have caused this Receivables Purchase Agreement to be duly executed by their respective officers as of the date first above written.

                                    FLEET BANK (RI), NATIONAL ASSOCIATION




                                    By: /s/ Jeffrey Lipson
                                        -------------------------------
                                        Name:  Jeffrey Lipson
                                        Title: Vice President





                                    FLEET CREDIT CARD FUNDING, LLC




                                    By: /s/ Jeffrey Lipson
                                        -------------------------------
                                        Name:  Jeffrey Lipson
                                        Title: Vice President




Acknowledged and Accepted by:

BANKERS TRUST COMPANY,
not in its individual capacity, but solely as Trustee




By: /s/ Peter Becker
    -------------------------------
    Name:  Peter Becker
    Title: Assistant Vice President

                                                                  EXHIBIT A



                        FORM OF SUPPLEMENTAL CONVEYANCE

                        (As required by Section 2.02 of
                      the Receivables Purchase Agreement)


                  SUPPLEMENTAL CONVEYANCE No. ___ dated as of _______________, by and between FLEET BANK (RI), NATIONAL ASSOCIATION, a national banking association ("FLEET (RI)"), and FLEET CREDIT CARD FUNDING, LLC, a Delaware limited liability company ("FCCF"), pursuant to the Receivables Purchase Agreement referred to below.


                                   WITNESSETH:

                  WHEREAS, Fleet (RI) and FCCF are parties to a Receivables Purchase Agreement, dated as of January 1, 2002 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "RECEIVABLES PURCHASE AGREEMENT");

                  WHEREAS, pursuant to the Receivables Purchase Agreement, Fleet
(RI) wishes to designate Additional Accounts to be included as Accounts, and Fleet (RI) wishes to convey its right, title and interest in the Receivables of such Additional Accounts, whether existing on the Addition Cut-Off Date or thereafter created, to FCCF pursuant to the Receivables Purchase Agreement; and

                  WHEREAS, FCCF is willing to accept such designation and conveyance subject to the terms and conditions hereof.

                  NOW, THEREFORE, Fleet (RI) and FCCF hereby agree as follows:

                  1. Defined Terms. All capitalized terms used herein shall have the meanings ascribed to them in the Receivables Purchase Agreement unless otherwise defined herein.

                  "Addition Cut-Off Date" shall mean, with respect to the Additional Accounts, __________.

                  "Addition Date" shall mean, with respect to the Additional Accounts, _____________.

                  "Additional Accounts" shall mean the Additional Accounts, as defined in the Receivables Purchase Agreement, that are designated hereby and listed on SCHEDULE 1 hereto.

                  "Additional Purchased Assets" shall have the meaning set forth in Section 3(a).

                  2. Designation of Additional Accounts. Fleet (RI) delivers herewith an Account Schedule containing a true and complete list of the Additional Accounts. Such Account Schedule is incorporated into and made part of this Supplemental Conveyance, shall be SCHEDULE 1 to this Supplemental Conveyance and shall supplement SCHEDULE 1 to the Receivables Purchase Agreement.

                  3. Conveyance of Receivables.

                  (a) Fleet (RI) does hereby sell, transfer, assign, set over and otherwise convey to FCCF, without recourse except as provided in the Receivables Purchase Agreement, all of its right, title and interest, whether now owned or hereafter acquired, in, to and under the Receivables existing in the Additional Accounts at the close of business on the Addition Cut-Off Date and thereafter created in the Additional Accounts from time to time, all Allocated Interchange and Recoveries with respect to such Receivables, all monies due or to become due and all amounts received or receivable with respect thereto, all Collections with respect thereto and all proceeds (including, without limitation, "proceeds" as defined in the UCC) thereof (collectively, the "ADDITIONAL PURCHASED ASSETS").

                  (b) In connection with such sale and if necessary, Fleet (RI) agrees to record and file, at its own expense, one or more financing statements (and amendments and continuation statements with respect to such financing statements when applicable) with respect to the Additional Purchased Assets meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the sale of the Additional Purchased Assets to FCCF, and to deliver a file-stamped copy of such financing statements or amendments or continuation statements or other evidence of such filing to FCCF.

                  (c) In connection with such sale, Fleet (RI) further agrees, at its own expense, on or prior to the date of this Supplemental Conveyance, to indicate in the appropriate computer files that all Receivables created in connection with the Additional Accounts and the other Additional Purchased Assets have been conveyed to FCCF pursuant to this Supplemental Conveyance.

                  (d) The parties hereto intend that the conveyance of Fleet
(RI)'s right, title and interest in and to the Additional Purchased Assets shall constitute an absolute sale, conveying good title free and clear of any liens, claims, encumbrances or rights of others from Fleet (RI) to FCCF. It is the intention of the parties hereto that the arrangements with respect to the Additional Purchased Assets shall for all purposes, including for accounting purposes, constitute a purchase and sale of such Additional Purchased Assets and not a loan. In the event, however, that it were to be determined that the transactions evidenced hereby constitute a loan and not a purchase and sale, it is the intention of the parties hereto that this Supplemental Conveyance shall constitute a security agreement under applicable law, and that Fleet (RI) shall be deemed to have granted, and Fleet (RI) does hereby grant, to FCCF a first priority perfected security interest in all of Fleet (RI)'s right, title and interest, whether now owned or hereafter acquired, in, to and under the Additional Purchased Assets to secure the obligations of Fleet (RI) hereunder and under the Receivables Purchase Agreement.

                  (e) To the extent that Fleet (RI) retains any interest in the Additional Purchased Assets, Fleet (RI) hereby grants to the Trustee a security interest in all of Fleet (RI)'s right, title and interest, whether now owned or hereafter acquired, in, to and under the Additional Purchased Assets, to secure the performance of all of the obligations of Fleet (RI) hereunder, under the Pooling and Servicing Agreement and under the Receivables Purchase Agreement. With respect to such security interest and such collateral, the Trustee shall have all of the rights that it has under the Pooling and Servicing Agreement.

                  4. Acceptance by FCCF. FCCF hereby acknowledges that, prior to or simultaneously with the execution and delivery of this Supplemental Conveyance, Fleet (RI) delivered to FCCF the Account Schedule described in
Section 2 of this Supplemental Conveyance with respect to all Additional
Accounts.

                  5. Representations and Warranties of Fleet (RI). Fleet (RI) hereby represents and warrants to FCCF as of the date of this Supplemental Conveyance and as of the Addition Date that:

                  (a) Legal, Valid and Binding Obligation. This Supplemental Conveyance constitutes a legal, valid and binding obligation of Fleet (RI) enforceable against Fleet (RI) in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

                  (b) Account Schedule. As of the Addition Date, Schedule 1 to the Receivables Purchase Agreement as supplemented on the Addition Date by the Account Schedule delivered pursuant to Section 2 of this Supplemental Conveyance is an accurate and complete listing in all material respects of all Accounts including the Additional Accounts as of the Addition Cut-Off Date and the information contained therein with respect to the identity of the Accounts and the Receivables existing in such Accounts is true and correct in all material respects as of the Addition Cut-Off Date.

                  (c) No Liens. Each Receivable conveyed to FCCF by this Supplemental Conveyance has been conveyed to FCCF free and clear of any Lien and in compliance, in all material respects, with all Requirements of Law applicable to Fleet (RI).

                  (d) Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by Fleet (RI) in connection with the conveyance of Receivables to FCCF pursuant to this Supplemental Conveyance have been duly obtained, effected or given and are in full force and effect.

                  (e) Sale. This Supplemental Conveyance constitutes a valid sale, transfer and assignment to FCCF of all right, title and interest of Fleet
(RI) in the Additional Purchased Assets and such sale is perfected under the UCC.

                  (f) Eligible Accounts. On the Addition Cut-Off Date, each Additional Account is an Eligible Account.

                  (g) Eligible Receivables. On the Addition Cut-Off Date, each Receivable then existing in any Additional Account is an Eligible Receivable.

                  (h) New Receivables. As of the date of the creation of any new Receivable in an Additional Account, such Receivable is an Eligible Receivable.

                  (i) No Adverse Selection. No selection procedure has been utilized by Fleet (RI) which Fleet (RI) reasonably believes would result in a selection of the Additional Accounts (from among the available Eligible Accounts on the Addition Cut-Off Date) that would be materially adverse to the interests of FCCF or its transferees.

                  (j) Insolvency. No Insolvency Event with respect to Fleet (RI) has occurred and the transfer of the Additional Purchased Assets to FCCF has not been made in contemplation of the occurrence thereof.

                  (k) FDIC Insurance. Fleet (RI) is an insured institution for purposes of the Federal Deposit Insurance Act.

                  (l) No Conflict. The execution and delivery by Fleet (RI) of this Supplemental Conveyance, the performance by Fleet (RI) of the transactions contemplated by this Supplemental Conveyance and the fulfillment by Fleet (RI) of the terms hereof, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which Fleet (RI) is a party or by which it or its properties are bound;

                  (m) No Violation. The execution and delivery by Fleet (RI) of this Supplemental Conveyance, the performance by Fleet (RI) of the transactions contemplated by this Supplemental Conveyance and the fulfillment by Fleet (RI) of the terms hereof will not conflict with or violate any Requirements of Law applicable to Fleet (RI).

                  (n) No Proceedings. There are no Proceedings or investigations pending or, to the best knowledge of Fleet (RI), threatened, against Fleet (RI) before any Governmental Authority (i) asserting the invalidity of this Supplemental Conveyance, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Supplemental Conveyance, (iii) seeking any determination or ruling that, in the reasonable judgment of Fleet (RI), would materially and adversely affect the performance by Fleet (RI) of its obligations under this Supplemental Conveyance or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Supplemental Conveyance.

                  (o) All Consents. All approvals, authorizations, consents, orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery by Fleet (RI) of this Supplemental Conveyance and the performance by Fleet (RI) of the transactions contemplated by this Supplemental Conveyance and the fulfillment by Fleet (RI) of the terms hereof have been obtained.

                  6. Ratification of the Receivables Purchase Agreement. The Receivables Purchase Agreement is hereby ratified, and all references to the "RECEIVABLES PURCHASE AGREEMENT," to "THIS AGREEMENT" and "HEREIN" shall be deemed from and after the Addition Date to be a reference to the Receivables Purchase Agreement as supplemented and amended by this Supplemental Conveyance. Except as expressly amended hereby, all the representations, warranties, terms, covenants and conditions of the Receivables Purchase Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or consent to non-compliance with any term or provision of the Receivables Purchase Agreement.

                  7. Counterparts. This Supplemental Conveyance may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

                  8. GOVERNING LAW. THIS SUPPLEMENTAL CONVEYANCE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  IN WITNESS WHEREOF, the undersigned have caused this Supplemental Conveyance to be duly executed and delivered by their respective duly authorized officers on the date first above written.

                                    FLEET BANK (RI), NATIONAL ASSOCIATION




                                    By:    __________________________________
                                           Name:
                                           Title:



                                    FLEET CREDIT CARD FUNDING, LLC



                                    By:    __________________________________
                                           Name:
                                           Title:



Acknowledged and Accepted by:

BANKERS TRUST COMPANY,
     as Trustee



By:  _____________________________
      Name:
      Title:

                                                                    SCHEDULE 1
                                                                            TO
                                                                  SUPPLEMENTAL
                                                                    CONVEYANCE



                               ADDITIONAL ACCOUNTS

                                                                      EXHIBIT B



                          FORM OF OPINION OF COUNSEL ON
                       DESIGNATION OF ADDITIONAL ACCOUNTS

                  The opinions set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the Opinions of Counsel delivered in connection with the initial sales under this Agreement.

                  1. The Receivables constitute "accounts," as defined the UCC.

                  2. The Receivables Purchase Agreement creates in favor of FCCF a security interest in the Receivables and the proceeds thereof. Such security interest is perfected and of first priority.

                  3. If the Federal Deposit Insurance Corporation should be appointed as conservator or receiver for Fleet (RI) pursuant to Section 11(c) of the Federal Deposit Insurance Act, then if the matter were properly briefed and presented to a court, the court would hold that (a) the FDIC could not reclaim, recover, or recharacterize as property of Fleet (RI) or the receivership the assets that have been transferred by Fleet (RI) to FCCF pursuant to the Receivables Purchase Agreement, and (b) the FDIC could not avoid the Receivables Purchase Agreement.

                                                                  SCHEDULE 1




                                LIST OF ACCOUNTS